UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

11441 Industriplex Blvd, Suite 190 Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2015, the Board of Directors (the “Board”) of OncBioMune Pharmaceuticals, Inc. (the “Company”) elected Charles L. Rice, Jr. as a member of the Board.

Mr. Rice has been president and chief executive officer of Entergy New Orleans, Inc., an $800 million a year electric and gas utility, since 2010.

After his first legal private practice position in Louisiana with Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P, Mr. Rice joined Entergy in the legal department in 2000, serving as senior counsel in the Entergy Services, Inc. litigation group and then as manager of labor relations litigation support in human resources. Mr. Rice was recruited into New Orleans city government in 2002 as the city attorney and later took the critical role of chief administrative officer for the City of New Orleans, where he managed 6,000 employees and the city’s $600 million budget. In 2005, the law firm of Barrasso, Usdin, Kupperman, Freeman & Sarver, L.L.C. recruited him back to private practice, where he was named partner. Returning to Entergy in 2009, Rice served as director of utility strategy where he was responsible for coordinating regulatory, legislative, and communications efforts to develop and execute strategies that advanced commercial objectives for the company’s regulated service areas. He then served as director of regulatory affairs for Entergy New Orleans.

Rice holds a bachelor’s degree in business administration from Howard University, a juris doctorate from Loyola University’s School of Law and master’s degree in business administration from Tulane University. After graduating from Howard University, he was commissioned as a second lieutenant in the United States Army and served as a military intelligence officer with the 101st Airborne Division (Air Assault) at Fort Campbell, Ky. While in the Army, he earned the Airborne Badge, Air Assault badge and was awarded the Army Commendation and the Army Achievement medals.

He is a member of the Alabama and Louisiana State Bar Associations, the American Bar Association, the New Orleans Bar Association, and the National Bar Association. Mr. Rice’s business, regulatory and legal experience give him the skills and appropriate qualifications to serve as a member of our Board.

There is no arrangement or understanding between Mr. Rice and any other person pursuant to which he was selected as a director. There have been no transactions and are no currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which Mr. Rice had or will have a director or indirect material interest.

On November 18, 2015, the Company granted Mr. Rice 60,000 shares of the Company’s common stock in exchange for his services to be provided as a member of the Company’s Board. The Company also will reimburse Mr. Rice for his out-of-pocket expenses incurred in connection with travel to and from Board and/or committee meetings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OncBioMune Pharmaceuticals, Inc.

Date: November 20, 2015	By:	/s/ Andrew Kucharchuk
Andrew Kucharchuk
Chief Financial Officer and President